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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-A

               For Registration of Certain Classes of Securities
                   Pursuant to Section 12(b) or 12(g) of the
                        Securities Exchange Act of 1934

                            DUKE ENERGY CORPORATION
           ------------------------------------------------------
            (exact name of registrant as specified in its charter)

              North Carolina                             56-0205520
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 (State of incorporation or organization)   (I.R.S. Employer Identification No.)

         526 South Church Street
        Charlotte, North Carolina                        28201-1006
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 (Address of principal executive offices)                (Zip Code)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. [_]

Securities Act registration statement file number to which this Form relates:
333-52204 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:


           Title of each class                Name of each exchange on which
           to be so registered                each class is to be registered

             Corporate Units                       New York Stock Exchange
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Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
                               ----------------
                               (Title of Class)


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Item 1.   Description of Registrant's Securities to be Registered.

          The description of the Registrant's Corporate Units (the "Corporate Units") to be registered hereunder is incorporated herein by reference to the description included under the caption "Description of the Equity Units" in the Prospectus Supplement dated March 13, 2001 to the Prospectus dated December 26, 2000 included as part of the Registration Statement on Form S-3 of Duke Energy Corporation (Registration No. 333-52204) (as the same may be amended from time to time, the "Registration Statement"). For purposes of such description, any prospectus supplement relating to the Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which purports to describe the Corporate Units shall be deemed to be incorporated herein by reference.
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Item 2. Exhibits.

1. Registration Statement on Form S-3 (Registration No. 333-52204) filed with the Securities and Exchange Commission on December 19, 2000 by Duke Energy Corporation (the "Duke Energy Registration Statement") is incorporated herein by reference.

2. Registration Statement on Form S-3 (Registration No. 333-92283) filed with the Securities and Exchange Commission on December 7, 1999 by Duke Capital Corporation (the "Duke Capital Registration Statement") is incorporated herein by reference.

3. Senior Indenture of Duke Capital Corporation to be used in connection with the issuance of the Senior Notes of Duke Capital Corporation which are a component of the Corporate Units of Duke Energy Corporation (incorporated by reference to Exhibit 4.1 to the Duke Capital Registration Statement).

4. Form of Third Supplemental Indenture of Duke Capital Corporation to be used in connection with the issuance of the Senior Notes of Duke Capital Corporation which are a component of the Corporate Units of Duke Energy Corporation (incorporated herein by reference to Exhibit 4.1 to Duke Energy Corporation's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 13, 2001).

5. Form of Senior Note of Duke Capital Corporation (incorporated herein by reference to Exhibit 4.2 to Duke Energy Corporation's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 13,
     2001).

6. Form of Purchase Contract Agreement between Duke Energy Corporation and The Chase Manhattan Bank, as Purchase Contract Agent (incorporated herein by reference to Exhibit 4.3 to Duke Energy Corporation's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 13,
     2001).

7-A. Form of Corporate Units Certificate (incorporated herein by reference to
     Exhibit 4.4-A to Duke Energy Corporation's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 13, 2001).

7-B. Form of Treasury Units Certificate (incorporated herein by reference to
     Exhibit 4.4-B to Duke Energy Corporation's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 13, 2001).

8. Form of Pledge Agreement among Duke Energy Corporation, Bank One Trust Company, N.A., as Collateral Agent, and The Chase Manhattan Bank, as Purchase Contract Agent (incorporated herein by reference to Exhibit 4.5 to Duke Energy Corporation's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 13, 2001).
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9.   Form of Remarketing Agreement among Duke Energy Corporation, Duke Capital
     Corporation, The Chase Manhattan Bank, as Purchase Contract Agent, and Morgan Stanley & Co. Incorporated, as Remarketing Agent (incorporated by reference to Exhibit 4.6 to Duke Energy Corporation's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 13,
     2001).
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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 13, 2001                           Duke Energy Corporation
                                                      (Registrant)

                                        By:

                                               Name:  David L. Hauser
                                               Title: Senior Vice President
                                                      and Treasurer